Exhibit 10.18

INDUSTRIAL PROPERTIES OF THE SOUTH
2903 Wall Triana Highway, Suite 7
HUNTSVILLE, AL 35824

LEASE AGREEMENT

This Lease Agreement dated the 16th day of April between Industrial Properties of the South (herein referred to as the “Lessor”) and Verilink Corporation, (herein referred to as the “Lessee”).

WITNESSETH: That the Lessor hereby demises and leases unto the Lessee, from the Lessor, for the term and upon the rentals-hereinafter specified, the premises described herein and in Exhibit A.

PREMISES

1.	Square footage Approximately 31,250
Street Address                   127 Jetplex Circle, Suites A&B
City/Township                   Madison
County                                 Madison
State                                    Alabama
Zip Code                             35758
For purposes of this Lease Agreement the above-described premises shall be deemed the “Demised Premises”. See Exhibit A, incorporated herein by reference, for additional information on the Demised Premises.

TERM

2.	This Lease Agreement will be effective upon execution by both parties for liability purposes and for early access by the tenant to do modifications.

The Fixed Term of this Lease Agreement shall be Three (3) years commencing on July 1, 2002 and terminating on June 30, 2005 unless sooner terminated, as provided herein. The full term of the Lease may be extended by mutual written agreement of the parties’ authorized representatives, or upon exercise of any options described herein.

No rent will be charged for the three (3) months of July, August, and September 2002. This is $10,416.67 x 3 = $31,250.01 as a tenant improvement allowance. Regular rent will start October 1, 2002.

RENT

3.	Rent is due the 1st of each month, and is late after the 5th of each month. A LATE PAYMENT FEE OF ONE HUNDRED DOLLARS ($100.00) PER DAY will be charged to accounts received after the 5th of the month.

/s/ CWS /s/ CBG Lessee Lessor

Lessee shall pay to the Lessor, without previous demand for this rent by the Lessor, rent in monthly installments and due on the first of each month and forwarded via U.S. mail, overnight courier, or by hand to the office of the Lessor as provided herein or such other address as may otherwise be directed by Lessor in writing; provided, that the Lessor has performed all covenants contained herein and is not in default hereof. If the term of this Lease Agreement shall commence or terminate on a day other than the first day of the calendar month, the rent for any partial month shall be prorated. For the Initial Term the rent shall be an annual rent of $125,000.00, payable in equal monthly installments of $10,416.67.

QUIET ENJOYMENT

4.	Lessor covenants that during the full term of this Lease Agreement, upon the payment of the rent herein provided and the performance by the Lessee of all covenants herein, Lessee shall have and hold the Demised Premises, free from any interference from the Lessor except as otherwise provided for herein.

PEACEFUL POSSESSION

5.	Lessor covenants that during the full term of this Lease Agreement, upon the payment of the rent herein provided and the performance by the Lessee of all covenants herein, that the Lessee shall peaceably and quietly have, hold, and enjoy peaceful possession of the Demised Premises.

PERMITTED USES

6.	Lessee covenants and agrees to use the Demised Premises as offices, warehouse, or light industrial space and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Lessor. Lessor covenants that the premises may be lawfully used for these purposes.

SUBLETTING AND ASSIGNMENT

7.	Lessee shall not sublet the Demised Premises nor any portion thereof, nor shall this Lease Agreement be assigned by the Lessee without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

ATTORNMENT

8.	In the event the Demised Premises are sold due to any foreclosure sale or sales, by virtue of judicial proceedings or otherwise, this Lease Agreement shall continue in full force and effect, and Lessee agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Lessors hereunder; provided, however, that such purchaser will accept all obligations of Lessor as contained in this Lease Agreement.

ESTOPPEL CERTIFICATE

9.	The Lessee agrees to execute an Estoppel Certificate for the benefit of Lessor’s lender or lenders; provided, however, that such Estoppel Certificate consists solely of an acknowledgment of the terms and conditions of this Lease Agreement.

RULES AND REGULATIONS

10.	Lessee covenants and agrees that Lessee shall observe and comply with those Rules and Regulations (if any) contained in Exhibit B attached, initialed by Lessee, and made a part hereof.

LESSOR INSURANCE

11.	Lessor shall maintain fire and extended coverage insurance on the Demised Premises, unless otherwise specified in this Lease Agreement in sufficient amounts so as to be able to make all necessary repairs to the Demised Premises in the event of a fire in or other destruction of the Demised Premises, as well as insurance sufficient to cover bodily injury and personal injury in the event of a claim against Lessor for same. Certificates of insurance may be issued at Lessee’s request at reasonable times during the term of the Lease Agreement.

LESSEE INSURANCE

12.	Lessee agrees to procure and maintain at Lessee’s expense throughout the term of this Lease Agreement and any extension thereof, a policy or policies of insurance as follows: (a) workers’ compensation (statutory); (b) Employers’ Liability ($1,000,000 per occurrence, bodily injury by accident or disease, including death); Commercial General Liability ($1,000,000 combined limit, bodily injury, personal injury and property damage, including blanket contractual liability). The Lessor shall be included as an additional insured under Commercial General Liability as respects this lease of premises. Certificates of insurance may be issued at Lessor’s request at reasonable times during the term of the Lease Agreement.

All personal property of Lessee in the demised premises or in the building of which the demised premises is a part shall be at the sole risk of Lessee. Lessor shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the negligence or intentional acts of Lessor, its agents or employees. Lessor shall not be liable for any accident to or damage to property of Lessee resulting from the use or operation of mechanical, electrical or plumbing apparatus, unless caused by and due to the negligence of Lessor, its agents or employees.

LESSEE’S AND LESSOR’S OBLIGATIONS

13.	Lessor shall take all reasonable and necessary precautions to prevent damage, injury, or loss of life in and around the Demised Premises. Lessor agrees to indemnify and save Lessee harmless from and against any and all claims, actions, damages, liability and expense in connection with or arising out of Lessee’s use of the Demised Premises occasioned wholly or in part by any willful misconduct or negligent act or omission of Lessor, its agents, clients, or customers. In case Lessee shall, without material fault on its part, be made a party to any litigation commenced by or against Lessor, Lessor shall protect and hold Lessee harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Lessee in connection with such litigation. The aforementioned indemnification by Lessor of Lessee shall not be effective as to any claim arising from or to the extent of negligence or willful misconduct of the Lessee.

Lessee shall take all reasonable and necessary precautions to prevent damage, injury, or loss of life in and around the Demised Premises. Lessee agrees to indemnify and save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with or arising out of Lessee’s use of the Demised Premises occasioned wholly or in part by any willful misconduct or negligent act or omission of Lessee, its agents, clients, or customers. In case Lessor shall, without material fault on its part, be made a party to any litigation commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Lessor in connection with such litigation. The aforementioned indemnification by Lessee of Lessor shall not be effective as to any claim arising from or to the extent of negligence or willful misconduct of the Lessor.

EVENT OF DESTRUCTION

14.	In the event of the whole or partial destruction of the Demised Premises or of the building containing the Demised Premises by fire, explosion, the elements or otherwise during the term of this Lease Agreement or previous thereto as to render the Demised Premises untenable or unfit for occupancy in whole or in part, or should the Demised Premises be so badly injured that the same cannot be repaired within ten days from the occurrence to the Demised Premises of such destruction and injury then the Lessee may, at its option, terminate this Lease Agreement and surrender the Demised Premises and all the Lessee’s interest therein to the Lessor as of the date of termination, and shall pay rent only to the time of such event of destruction.

Should the Demised Premises be rendered untenable and unfit for occupancy in whole or in part, but yet be repairable within ten days from the happening of such injury, the Lessor may enter and repair the same, and the rent shall not accrue after such injury or while repairs are being made, but shall recommence immediately after such repairs shall be completed; provided such repairs are completed within the ten days. But if the premises shall be so slightly injured as not to be rendered untenable and unfit for occupancy in whole or in part in the opinion of the Lessee, then the Lessor agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease. Nothing in this clause, however, shall be construed as requiring the Lessor to repair the Demised Premises in the event of their whole or partial destruction. However, if the Lessor either does not repair within the appropriate time limits or states his intention not to repair, then the Lessee’s rights shall be the same as though the Demised Premises were injured beyond repair.

In any event if the Lessor is unable to make repairs of such damage or destruction within ten days of the occurrence of such an event the Lessee may terminate the lease for other than default (unless such damage or destruction was the result of the willful misconduct or negligence of Lessor, its agents, clients, or customers, in which case the termination shall be deemed one for default) by written notice to the Lessor without any further obligations hereunder from the date of the occurrence of such destruction.

OBSERVATION OF LAWS

15.	The Lessee agrees to observe and comply with all laws, ordinances, rules, and regulations of the Federal, State, County and Municipal authorities applicable to the Demised Premises. The Lessor and Lessee agree not to do or permit anything to be done in the Demised Premises or the building in which the Demised Premises exist, or keep anything therein which would obstruct or conflict with the regulations of the Fire Department.

SERVICES AND UTILITIES

16.	Services and utilities furnished to the Demised Premises UTILITIES shall be provided and paid for as follows:

By Lessee	Item Description	By Lessor
c	Water & sewer charges
c	Electric, fuel oil, and/or gas
c	Plumbing mechanical & maintenance, except capital expenditures*
c	Heating mechanical maintenance, except capital expenditures
c	Air conditioning mechanical & maintenance, except capital expenditures*
c	Interior building maintenance
c	Cleaning of the building exterior entryways of the demised area only **
c	Dock equipment, Dock Levelers, Overhead Doors
b, d, e	Real estate taxes (when begun being charged, as of Nov. 1, 2005)
c	Trash removal
c	Janitorial service
c	Any security above “normally” locked doors
	Lawn care & landscaping maintenance	a
c	Driveway, parking lot & sidewalk maintenance
	Structural maintenance	a
	Roof maintenance	a
c	Fire alarm maintenance and inspections
c	Fire extinguishers, installation & service
c	Lessee’s signage, with Lessor’s approval

*	A capital expenditure is the purchase of any repair or replacement item that costs in excess of $1,000.
**	Cleaning of the building exterior demised area only, e.g., window cleaning, picking up trash & cigarette butts, dusting and sweeping.

In each instance, the following key indicates how the cost of such services will be paid by Lessee:

(a)	Included in the annual rent amount;

(b)	Actual metered amounts or pro rated on square footage amounts to be paid by Lessee to Lessor within thirty days of receipt of written notice of a request to be reimbursed by the Lessor; necessary records to support the amounts will be kept by the Lessor and copies made available to Lessee upon request; Lessee may require such records prior to payment;
An administration fee of 3% will be added to all utility accounts paid by Lessor and invoiced to tenant.

(c)	Actual cost of services or metered amounts to be paid by Lessee to the provider of the service (e.g., the utility company or contractor).

(d)	To be prorated based upon square footage ratio of this tenant’s area to the entire metered area or total building area as applicable. Reimbursement will be made the same as (b) above.

(e)	If at any time which the Lessee is obligated to pay the ad valorem taxes as provided above and if Lessee shall at any time object to any assessment of taxes as being excessive or otherwise unjust, Lessee shall have the right, but not the obligation, to contest, at its expense, said tax assessment in the manner provided by law. The Lessor shall cooperate in such efforts and assist Lessee in any manner reasonably requested, including making available to Lessee detailed information with respect to the Leased Premises. All of such proceedings shall be under the direct control of Lessee and its counsel and, to the extent that Lessor shall incur costs or expenses in conjunction therewith; such reasonable actual costs or expenses shall be reimbursable upon Lessor’s submitting to Lessee its statement, subject to Lessee’s audit and approval, not more frequently than quarterly. Any tax savings resulting from any such proceeding shall belong to and be retained by Lessee if they had been paid or pre-paid by Lessee.

Whenever the Lessee is required to pay ad valorem taxes on the Leased Premises, Lessee shall pay said taxes to Lessor at least thirty (30) days prior to the time said taxes are payable by Lessor to the proper taxing authority. Lessee will be charged for ad valorem real estate taxes for the time of this lease. Partial years to be prorated accordingly.

If lease termination is other than September 30 of any given year, prorated ad valorem taxes will be due to Lessor at least thirty (30) days prior to lease termination.

INTERRUPTION OF SERVICES

17.	Notwithstanding anything contained herein to the contrary, Lessee shall have the right upon written notification to the Lessor to terminate this Lease Agreement for default if any stoppage in any of the services listed in the immediately preceding paragraph as being provided by the Lessor continues for twenty days for whatever reason.

HOLDING OVER BY LESSEE

18.	Nothing contained herein shall constitute the consent of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease Agreement.

However, if Lessee shall for any reason remain in possession of any of the Demised Premises after the expiration or earlier termination of the Term hereof, except as specifically provided, such possession shall be as a month-to-month Tenancy during which time Lessee shall pay as rental, rent on the first day of each month at a rate equal to one-twelfth the amount of annual rent payable monthly during the prior year of the term of this Lease Agreement or the option rate, whichever is higher. Unless evidenced otherwise in writing as the exercise of an option stated herein or as a modification to this Lease Agreement, in no event shall any holding over by the Lessee be construed as creating any new tenancy other than a month to month tenancy.

CARE OF PREMISES

19.	The Lessee agrees that it will take good care of the Demised Premises, fixtures and appurtenances, and suffer no waste or injury, that it will make all repairs to the Demised Premises, fixtures and appurtenances necessitated by the fault of the Lessee, its agents, employees or guests.

REPAIRS

20.	The Lessor agrees to make such repairs, per Section 16, as may be necessary to keep the Demised Premises and appurtenances in good order and condition within a reasonable time after it knows or should know of the need of such repairs; provided, however, when such repairs are necessitated by the fault of the Lessee, its agents, employees or guests, Lessee shall reimburse Lessor for its reasonable costs expended in making such repairs plus overhead. Costs shall include actual out-of-pocket expenses of Lessor and shall include profit or overhead. Lessor shall make available to Lessee copies of any and all records necessary to support the costs levied against Lessor under this clause for which reimbursement is being sought.

RESERVED PARKING

21.	It is agreed that car and truck parking will be in the same proportion as tenant’s space is to the entire building. Lessee may not invite 3rd parties to park or rent parking to 3rd parties.

IMPROVEMENTS

22.	The Lessor and Lessee have agreed as to the extent of improvements to be made to the Demised Premises, and the work will proceed in order to meet the commitments herein provided. Such work to be completed by Lessor is described in Exhibit C to this Lease Agreement. The parties agree to cooperate in order for the work to proceed to be completed on a timely basis. Should work beyond that required by Exhibit C be required by Lessee, it shall be described in Exhibit D, and performed and paid for by Lessee.

In the event Lessee desires to make improvements to the Demised Premises as described on Exhibit “D”, Lessee agrees to enter into a construction contract with a contractor acceptable to Lessor. Said construction contract must be in form and substance satisfactory to Lessor. In the event Lessee desires to make improvements to the Demised Premises, Lessee agrees to deliver to Lessor the Plans and specifications acceptable to Lessor.

NOTICES

23.	Formal notices or communications pertaining to this Lease Agreement shall be deemed to have been duly given if personally provided to the other party in writing or if sent to the other by U.S. mail, or an independent delivery service, postage and other costs prepaid. Until otherwise specified in writing, the addresses and telephone numbers of the parties hereto for the purpose of any such notice or communications are:

LESSEE:	LESSOR:
Verilink Corporation	Industrial Properties of the South
950 Explorer Blvd.	2903 Wall Triana Hwy., #7
Huntsville, AL 35806	Huntsville, AL 35824
Attn: C. W. Smith	Attn: Charlene B. Graham
Telephone: (256) 327-2204	Telephone: (256) 461-7482
Fax: (256) 327-2525	Fax: (256) 464-0193

SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

24.	This Lease Agreement is subject and is hereby subordinated to all present mortgages, deeds of trust and other encumbrances affecting the Demised Premises or the property of which said premises are a part. The Lessor agrees to cause the mortgagee to provide to the Lessee, if requested, in recordable form, an agreement not to disturb Lessee’s right in or possession of the premises so long as Lessee is not in default hereunder, in the event this Lease Agreement is subordinated to mortgage deeds of trust or other encumbrances and the subordination of this Lease Agreement is conditioned upon the Lessee receiving such non-disturbance agreement from the mortgagee.

LEASE BINDING ON HEIRS, SUCCESSORS, ETC.

25.	All of the terms, covenants, and conditions of this Lease Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

EMINENT DOMAIN, CONDEMNATION

26.	If the entire property or any material part thereof wherein the Demised Premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease Agreement shall forthwith terminate and the Lessee shall have the right through the Lessor to a claim for such taking, limited only to the cost or value of material stock and cost of removal of stock, furniture and fixtures owned by Lessee.

A material part is defined as taking which could interfere with the Lessee’s continued enjoyment and utilization of the premises as described herein.

SEVERABILITY

27.	Each covenant and agreement in this Lease Agreement shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease Agreement or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease Agreement, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease Agreement shall be valid and enforceable to the fullest extent permitted by law.

ADDITIONAL SIGNS

28.	All signage must be approved in writing by the Lessor. Only building standard signage will be allowed.

LESSOR’S RIGHT TO ENTRY

29.	Lessor and Lessor’s agents may enter the Demised Premises for the following purposes only: to make repairs, alterations, or improvements necessary under the terms of this Lease Agreement; to perform Lessor’s covenants as set forth in this Lease Agreement; for purposes of inspection and, during the last two months of the Lease Term, to show the Demised Premises to perspective tenants. Such entry shall not be so frequent or of such a type as to disturb Lessee’s peaceful enjoyment of the Leased Premises. Such entry shall only take place with reasonable prior notice to and consent of Lessee; consent shall not be unreasonably withheld. If Lessor or its agent reasonably believes that an emergency exists which requires immediate entry, such entry may be made without Lessee’s consent, but Lessor shall so inform Lessee of such entry at the earliest practicable time afterwards. All persons who enter the Demised Premises at Lessor’s request must first o btain clearance from Lessee before entry.

Notwithstanding anything in this Lease Agreement to the contrary, upon any entry by Lessor or its duly authorized agents, servants, or employees at any time during the Lease Term, such entry shall conform to Lessee’s security requirements as may be required by Lessee, the federal government or any agency thereof, or any of Lessee’s clients.

LESSEE’S ALTERATIONS, IMPROVEMENTS, OR ADDITIONS

30.	Any alterations, improvements, or additions to the Demised Premises in the form of fixtures to the Demised Premises (collectively referred to as “Alterations”) and made by or at the request of Lessee shall remain upon the Demised Premises at the expiration of this Lease Agreement and shall become the property of Lessor unless Lessor prior to the expiration or termination of this Lease Agreement, gives written notice to Lessee to remove all such Alterations. Lessee shall repair any damage caused by such removal and restore the Demised Premises to substantially the same condition in which it existed prior to the time that any such Alterations were made.

Lessee shall not, without on each occasion first obtaining Lessor’s prior written consent, make any Alterations to the Demised Premises, except that Lessee may, without the consent of the Lessor but with prior written notice to Lessor, make minor improvements to the interior of the Demised Premises provided that they do not impair the structural strength, operation, or value of the building of which Demised Premises are a part, or violate any zoning, fire or building code. The cost to correct any such violation shall be the responsibility of the Lessee.

RENEWAL OPTION

31.	Lessee is given and granted an option to renew the term of this Lease Agreement for Two (2) successive terms of One (1) year(s) each on the same terms and conditions except for the rental rate and the length of the term. To exercise its option, the Lessee shall give the Lessor a notice in writing not less than sixty days prior to the end of the original term and any renewal terms and as a condition precedent to the notice and the renewal that the Lessee not be in default under the terms and conditions of this Lease Agreement.

The rental rate during the renewal period shall be the current rate increased by the c.p.i. over the prior term of the lease. The c.p.i. used is the 1982-84=100 All USA Cities.

LESSEE’S DEFAULT

32.	The Lessee shall be considered in default of this Lease Agreement upon failure to pay when due the rent or any other sum required by the terms of this Lease; the failure to perform any material term, covenant, or condition of this Lease Agreement; the commencement of any action or proceeding for the dissolution, liquidation, or reorganization under the Bankruptcy Act, of Lessee, or for the appointment of a receiver or trustee of the Lessee’s property; the making of any assignment for the benefit of creditors by Lessee; the suspension of business; or the abandonment of the Demised Premises by the Lessee. In each case, Lessee shall only be in default if the Lessee is given written notice by Lessor of the specific grounds for the default termination and twenty business days from receipt of such notice to correct such default and Lessee fails to do so.

LESSOR’S DEFAULT

33.	The Lessor shall be considered in default of this Lease Agreement upon the failure to perform any material term, covenant, or condition of this Lease Agreement; the commencement of any action or proceeding for the dissolution, liquidation, or reorganization under the Bankruptcy Act, of Lessor, or for the appointment of a receiver or trustee of the Lessor’s property; the making of any assignment for the benefit of creditors by Lessor; the suspension of business; or any other reason provided for herein. In each case, Lessor shall only be in default if the Lessor is given written notice by Lessee of the specific grounds for the default termination and twenty business days from receipt of such notice to correct such default and Lessor fails to do so.

GENERAL

34.	a.	This Lease Agreement shall be governed by and under the laws of the State/Commonwealth of Alabama.

	b.	Each party acknowledges that it has read this Lease Agreement, understands it, and agrees to be bound by its terms, and further agrees that this is the complete and exclusive statement of the Lease Agreement between the parties, which supersedes and merges all prior proposals, understandings, and all other agreements, oral or written, between the parties relating to this Lease Agreement. Any change in this Lease Agreement must be made in writing and signed by authorized representatives of both the Lessee and the Lessor.

	c.	If either party cannot perform any or all of its respective obligations under this Lease Agreement because of the occurrence of any event which is beyond its reasonable control, then the non-performing party shall (i) notify the other party, (ii) take reasonable steps to resume performance as soon as possible, and (iii) not be considered in breach during the period performance is beyond the party’s reasonable control.

	d.	The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. The waiver by either party of a portion of a provision herein shall not be taken or held by the other party to be a waiver of the provision itself unless such a waiver shall be express and in writing

	e.	In the event of any inconsistency between its component parts, this Lease Agreement shall be construed with the following order of precedence:

(1)	The Basic Lease Agreement (This document)
(2)	Exhibit A
(3)	Exhibit C
(4)	Exhibits B and D
(5)	Other Exhibits (if any)

f.	The titles of the clauses in this Lease Agreement, including all Exhibits thereto, shall be read as references only and shall not be read as affecting, contradicting, negating, or explaining the meaning or interpretation of this Lease Agreement.

g.	Each party represents and warrants that it has the right and authority to enter into this Lease Agreement.

h.	Unless otherwise specifically noted, “days” shall mean calendar days.

i.	In no event shall either party be liable to the other for indirect, consequential, incidental or special damages, even if it has been made aware of the possibility of such.

MECHANICS’ LIENS

35.	In the event that any mechanics’ lien is filed against the premises as a result of alterations, additions or improvements made by the Lessee, the Lessee shall procure effective cancellation, bonding or discharge of the lien within 30 days following written notice of the existence of such condition or shall be considered in immediate default of this Lease Agreement and will not be entitled to the notice and cure provisions described in Section 32 hereof. Alternatively, the Lessor shall have the option, if the Lessee shall be unable to procure effective cancellation, bonding or discharge of the lien within 30 days following written notice of the existence of such condition, to take such steps and pay such monies as may be necessary to obtain an effective cancellation or discharge of such notice or claim, in which event such monies as shall be expended by the Lessor shall be considered additional rent hereunder and shall be due and payable on the first day of the n ext month succeeding such payment by the Lessor.

ENVIRONMENTAL

36.	Lessor warrants and represents to Lessee that: (a) Lessor, its agents, employees, representatives, tenants, and its predecessors in interest in the Premises did not discharge, release, or dispose of, in any form, any hazardous material or substance into or onto the Premises and that no condition exists in or on the Premises that may result in any violation of any federal, state or local laws, regulations or ordinances relating to the protection of the environment or the public health and welfare(collectively hereinafter called “Environmental Laws”); and (b) Lessor has no liability and there are no outstanding claims against Lessor for the clean up of any hazardous material or substance deposited in the environment, either directly on the premises or elsewhere, that resulted from ownership of the Premises.

Lessee warrants and represents to Lessor that (a) Lessee, its agents, employees, representatives and sublessees, if any, will not discharge, release, or dispose of in any form any hazardous materials or substances into or onto the Premises and that Lessee, will not create, or permit to be created, any condition in or on the Premises that may result in any violation of any environmental laws: and (b) Lessee will not allow any hazardous material or substance to exist or be stored, located, discharged, possessed, managed, processed or otherwise handled on the Premises except those customarily used in the conduct of Lessee’s normal business activities, and that Lessee shall comply with all Environmental Laws affecting the Premises; and c) Lessee shall immediately notify Lessor should Lessee become aware of (i) any hazardous material or substance or any other environmental problem or liability with respect to the Premises, (ii) any lien, action or notice related to a ny such environmental problem or liability, or (iii) any material or substance or any other problem with respect to or arising out of or in connection with the premises.

Lessee Agrees to provide a Phase I environmental study at least thirty (30) days prior to vacating and to correct or address any environmental concerns prior to lease termination. Lessor affirms that the Lessee provided a Phase I environmental study for the Demised Premises at the end of its previous lease which terminated in February 2001, and since that time, no other person has rented or used the Demised Premises.

REMEDIES

37.	Upon the happening of any event of default, Lessor if Lessor shall elect, may 1) collect each installment of rental hereunder as and when the same matures and this Agreement shall remain in effect except that the Lessee shall not be allowed to continue to possess the Demised Premises and the Lessor shall be free to lease the Demised Premises to a third party, or 2) terminate the term of this Agreement without further liability to Lessee hereunder, or 3) terminate Lessee’s right to possession and occupancy of the Demised Premises without terminating the term of this Agreement, and in the event Lessor shall exercise such right of election the same shall be effective as of the date of written notice of Lessor’s election given by the latter to Lessee at any time after the date of such event of default. Upon any termination of the term hereof, whether by lapse of time or otherwise, or upon any termination of Lessee’s right to possession or occupancy of the Demised Premises without terminating the term thereof, Lessee shall promptly surrender possession and vacate the Demised Premises and deliver possession thereof to Lessor. If Lessor shall elect to terminate Lessee’s right to possession only, without terminating the term of this Agreement, Lessor at Lessor’s option may enter onto the Demised Premises, remove Lessee’s property and other evidence of tenancy and take and hold possession thereof without such entry and possession terminating the term of this Agreement or otherwise releasing Lessee in whole or in part from Lessee’s obligation to pay the rent herein reserved for the full term hereof and in such case Lessee shall be liable for the difference in the rent received by Lessor and the rent due under his agreement for the remainder of said term. Upon and after entry into possession without termination of the term hereof, Lessor shall use reasonable efforts to relet the Demised Premises or any part thereof for the account of Lessee to any person, firm or corporation other than Lessee for such rent, for such time, and upon such terms as Lessor in Lessor’s sole discretion shall determine or if Lessor chooses, Lessor may operate the demised property for its own account holding the Lessee liable for the difference between the rental described herein and the fair market rental of the Demised Premises at the time of the event of default. The Lessee agrees to pay Lessor, or on Lessor’s behalf, a reasonable attorney’s fee in the event Lessor employs an attorney to collect any amounts due hereunder by Lessee, or to protect the interest of Lessor in the event the Lessee is adjudged a bankrupt, or legal process is levied upon the goods, furniture, effects or personal property of the Lessee upon the said Demised Premises, or in the event the Lessee violated any of the terms, conditions, or covenants on the part of the Lessee herein contained. In order to further accrue the prompt payments of said rents, as and when the same mature, and the faithful performance by the Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages, and costs that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the Lessee hereby waives any and all rights to claim personal property as exempt from levy and sale, under the laws of any state or the United States.

IN WITNESS WHEREOF , the parties hereto have signed this Agreement as of day and year first written above.

LESSEE Verilink Corporation 950 Explorer Blvd. Huntsville, AL 35806	LESSOR Industrial Properties of the South 2903 Wall Triana Hwy., #7 Huntsville, AL 35824

By: /s/ C. W. Smith	By: /s/ Charlene B. Graham
Printed Name: C. W. Smith	Printed Name: Charlene B. Graham
Title: VP and Chief Financial Officer Date: 04/29/02	Title: Managing Partner Date: 04/29/02

EXHIBIT A
DESCRIPTION OF DEMISED PREMISES

Southern most end of 127 Jetplex Circle, Madison, AL 35758, Suites A & B, consisting of approximately 31,250 square feet.

EXHIBIT B
RULES AND REGULATIONS

Rule 1:	No sign, picture, advertisement, or notice shall be displayed, inscribed, painted or affixed on any part of the outside or inside of the building or on or about the Demised Premises except on the doors of said Demised Premises and on the Directory Board of the building, and then only of such color, size and style and materials as shall be first specified by the Lessor. No “For Rent” signs shall be displayed by the Lessee, and no showcases, or obstructions, signs, flags, statuary, or any advertising device of any kind whatever shall be placed in front of said building or in the passageways, halls, lobbies, or corridors thereof by the Lessee; and the Lessor reserves the right to remove all such showcases, obstructions, signs, flags, statuary, or advertising devices and all signs other than those provided for, without notice to the Lessee and at its expense.

Rule 2:	The Lessor will maintain the grounds. Any person employed by the Lessor to do grounds work, shall, while outside of said Demised Premises be subject to, and under the control and direction of the Lessor (but not as agent or servant of the Lessor).

Rule 3:	No person shall disturb the occupants of this or any adjoining building premises by the use of any musical instrument, unseemly noises, whistling, singing or in any other way.

Rule 4:	The Demised Premises leased shall not be used for lodging or sleeping, not for any immoral or illegal purposes for any purpose that will damage the Demised Premises.

Rule 5:	Canvassing, soliciting and peddling in the building are prohibited and each Lessee shall cooperate to prevent the same.

Rule 6:	The water closets, wash basins, sinks, and other apparatus shall not be used for any other purpose than those for which they were constructed, and no sweeping, rubbish, or other substances shall be thrown therein.

Rule 7:	All glass, locks and trimmings, in or about the doors and windows, and all electrical globes and shades, broken by any Lessee, shall be immediately replaced or repaired and put in order by such Lessee under the direction and to the satisfaction of the Lessor, and on removal shall be left whole and in good repair, normal wear and tear excluded.

Rule 8:	Lessee will not block ingress and egress of the driveways or docks leased to others.

Rule 9:	The Lessor reserves the right to rescind any rules and to make such other and further rules and regulations as, in Lessor’s judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the building, and for the preservation of good order therein, which, when so made, and notice thereof given to the Lessee, shall have the same force and effect as if originally made a part of the foregoing lease; and such other further rules, not however, to be inconsistent with the proper and rightful enjoyment by the Lessee under the foregoing lease of the premises therein referred to.

Rule 10:	No smoking shall be allowed within any part of the premises herein described.

EXHIBIT C
ALTERATIONS TO BE MADE BY LESSOR

Lessor will repair/replace all plumbing in the restroom facilities to correct any problems prior to the start date of the lease.

TI allowance is three (3) months “Free Rent” for July, August and September 2002.
$10,416.67 x 3 = $31,250.01 to be used for new carpet and paint at new Tenant’s discretion.

Lessor reserves the right to approve color selections and materials.

EXHIBIT D
ALTERATIONS TO BE MADE BY LESSEE

1.	Install voice data wiring and equipment.

2.	Security above a normally locked door.

3.	Provide fire extinguishers, per code.

4.	Any special electric circuits needed for Tenant’s equipment.

5.	Modifications (additions/removals) of interior walls, subject to approval by Lessor.

6.	Installation of new floor coverings and paint as noted above in Exhibit C.